Exhibit 10.1

FRANKLIN COVEY CO.
 2017 EMPLOYEE STOCK PURCHASE PLAN

Franklin Covey Co. (the "Company") hereby adopts the Franklin Covey Co. 2017 Employee Stock Purchase Plan (the "Plan") effective for Offering Periods beginning on and after June 1, 2017, to read as follows:

1.            Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company.  Subject to shareholder approval of the Plan within twelve (12) months after its date of adoption, the Company intends that the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code.  The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.            Definitions.

(a)            "Board" means the Board of Directors of the Company.

(b)            "Code" means the Internal Revenue Code of 1986, as amended.

(c)            "Committee" means a committee of the Board designated pursuant to Section 12 below.

(d)            "Common Stock" means the $0.05 par value common stock of the Company.

(e)            "Company" means Franklin Covey Co., a Utah corporation.

(f)            "Compensation" means total base cash compensation received by an Employee from the Company or a Designated Subsidiary.  By way of illustration, but not limitation, Compensation includes regular base salary, wages, overtime, bonuses, commissions and incentive compensation.  Compensation does not include profit sharing, deferred compensation, relocation allowances, expense reimbursements, tuition or other reimbursements, contributions or imputed income under any 401(k) plan, insurance plan, or other employee benefit plan, and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.

(g)            "Continuous Employment" means uninterrupted employment with the Company or a Designated Subsidiary as an Employee.  Employment shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Company; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.  However, in the case of an approved leave under (i), (ii) or (iii) that exceeds three months and the Employee's right to reemployment is not guaranteed either by contract or by law (e.g., FMLA or USERRA), the Employee shall be deemed to incur a termination of his or her Continuous Status as an Employee (for purposes of this Plan) on the first day immediately following such three-month period.

(h)            "Contributions" means all amounts credited to the account of a Participant pursuant to the Plan.

(i)            "Corporate Transaction" means a sale of all or substantially all of the Company's assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company's shareholders immediately prior thereto own less than fifty percent (50%) of the voting stock of the Company (or its successor or parent) immediately thereafter.

(j)            "Designated Subsidiaries" means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.  As of the date hereof, the Designated Subsidiaries are the entitles listed on Schedule 1 hereto.  The Board may revoke the designation of a Subsidiary at any time and any previously Designated Subsidiary shall automatically cease to be a Designated Subsidiary on the date it ceases to be a Subsidiary.  If any Subsidiary ceases to be Designated Subsidiary, all employees of that entity shall be deemed to have terminated employment for purposes of this Plan on the date Designated Subsidiary status ceases.

(k)            "Employee" means any person, including an Officer, who is an employee of the Company or a Designated Subsidiary for federal withholding tax purposes.

(l)            "Eligible Employee" means an Employee who is in a position requiring the Employee to work at least twenty (20) hours per week for the Company or one of its Designated Subsidiaries.

(m)            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(n)            "Fair Market Value" means as of any given date the average between the highest and lowest sale prices per share of Common Stock on the NYSE (or, if the Common Shares cease to be traded on the NYSE, on such other securities exchange or market system on which the Common Stock is then listed or quoted) as reported in the Wall Street Journal or such other source as the Board deems reliable.  If no shares of Common Stock are traded on such an exchange or market quotation system on the date in question, Fair Market Value shall be the average between the highest and lowest sale prices per share of Common Stock on the nearest prior business day on which shares of Common Stock are so traded.  In the event Common Shares cease to be traded on any securities exchange or market system the Board shall determine the Fair Market Value of Common Stock in good faith.

(o)            "NYSE" means the New York Stock Exchange.

(p)            "Offering" means the grant of Purchase Rights to purchase Common Stock to Eligible Employees under the Plan.

(q)            "Offering Date" means the first business day of each Offering Period of the Plan.

(r)            "Offering Period" means a period of three (3) months commencing on September 1, December 1, March 1 and June 1 of each year; provided, however, that the Committee shall have the power to change the duration and/or frequency of Offering Periods with respect to future purchases if such change is announced prior to the scheduled beginning of the first Offering Period to be affected; provided further, however, that no Offering Period shall exceed 27 months.

(s)            "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t)            "Participant" means with respect to any Offering any Eligible Employee who has elected to participate in the Offering.

(u)            "Plan" means this 2017 Employee Stock Purchase Plan.

(v)            "Purchase Date" means as to any Offering, the last day of the applicable Offering Period.

(w)            "Purchase Price" means with respect to each Offering, (i) an amount equal to eighty‑five percent (85%) of the Fair Market Value of a Share of Common Stock on the Purchase Date, rounded up to the nearest whole cent per share; or (ii) such other amount announced by the Committee prior to the Offering Period, which price may, in the discretion of the Committee, be a price which is not fixed or determinable as of the Offering Date of that Offering Period; provided, however, that in no event shall the Purchase Price for any Offering Period be less than the lesser of eighty‑five percent (85%) of the Fair Market Value per share at the time the Purchase Right is granted or eighty‑five percent (85%) of the Fair Market Value per Share at the time of exercise.

(x)            "Purchase Rights" means options to purchase Shares under the Plan.

(y)            "Share" means a share of Common Stock, as adjusted in accordance with Section 19 of the Plan.

(z)            "Subsidiary" means any corporation, domestic or foreign, which is a "subsidiary of the Company within the meaning of Section 424(f) of the Code, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.            Offerings.  The Plan shall be generally implemented by a series of Offerings conducted over Offering Periods of three calendar months' duration, with new Offerings and related Offering Periods commencing on or about September 1, December 1, March 1, and June 1 of each year.  The first Offering Period under the Plan shall commence on June 1, 2017.  The Plan shall continue until terminated in accordance with Section 18 below.  The Committee may limit the aggregate number of Shares available for purchase in each Offering by written notice to all Participants given with sixty (60) days after the commencement of such Offering.

4.            Eligibility and Participation.

(a)            Any person who is an Eligible Employee as of the Offering Date of a given Offering shall be eligible to participate in the Offering commencing on that date, subject to the requirements of Section 5(a) below and the limitations imposed by Section 423(b) of the Code.  Persons who are not Eligible Employees on the Offering Date with respect to a given Offering may not participate in that Offering.

(b)            Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted Purchase Rights under the Plan or be eligible to participate in an Offering if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company.  For purposes of this limitation, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any person.

(c)            An Eligible Employee may become a Participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's Human Resources Department.  The subscription agreement shall set forth the percentage of the Participant's Compensation (subject to Section 5(a) below) to be paid as Contributions pursuant to the Plan.

(d)            With respect to each Offering, payroll deductions shall commence on the first full payroll following the Offering Date and shall end on the last payroll paid on or prior to the end of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the Participant as provided in Section 9 below.

(e)            Any provisions of the Plan to the contrary notwithstanding, and in accordance with Section 423(b)(8) of the Code, all Purchase Rights granted to any Eligible Employee hereunder shall be limited so that for any calendar year in which such Purchase Rights are outstanding at any time, such Purchase Rights and all other options and rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries, do not permit the Eligible Employee to purchase or otherwise accrue the right to acquire Shares having a Fair Market Value in excess of $25,000, with all such Share values to be determined at the time of grant of the Purchase Rights or other options and rights in question.

5.            Method of Payment of Contributions.

(a)            A Participant in any Offering shall elect to have payroll deductions made on each payday during the applicable Offering Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) (or such other percentage as the Committee may establish from time to time before an Offering Date) of such Participant's Compensation on each payday during the Offering Period.  All payroll deductions made by a Participant shall be credited to his or her account under the Plan.  A Participant may not make any additional payments into such account without the written consent of the Committee.

(b)            A Participant may discontinue his or her participation in any Offering as provided in Section 9 below.

(c)            Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 4(e) above, a Participant's payroll deductions may be decreased during any Offering Period scheduled to end during the current calendar year to zero percent (0%).  Payroll deductions shall re‑commence at the rate provided in such Participant's subscription agreement at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 9 below.

6.            Grant of Purchase Rights.  On the Offering Date of each Offering, each Participant in such Offering shall be granted the right to purchase on the Purchase Date at the conclusion of that Offering a number of Shares of the Company's Common Stock determined by dividing (a) the Participant's Contributions prior to the Purchase Date and retained in the Participant's account as of the Purchase Date, by (b) the applicable Purchase Price; provided however that (i) the maximum number of Shares an Employee may purchase during each Offering Period shall be twenty thousand (20,000) Shares (subject to any adjustment pursuant to Section 17(a) below); (ii) such purchase shall be subject to the limitations set forth in Sections 4(e) above and 11 below; and (iii) in the case of the Offering commencing prior to shareholder approval of the Plan, the limitations and special rules of Sections 8 and 21 below shall apply.

7.            Exercise of Option.  Unless a Participant withdraws from an Offering as provided in Section 9 below, his or her right to purchase Shares in that Offering will be exercised automatically on the Purchase Date at the conclusion of the applicable Offering Period, and the maximum number of full Shares subject to the Purchase Right will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account.  No fractional Shares shall be issued.  Any payroll deductions accumulated in a Participant's account that are not sufficient to purchase a full Share shall be retained in the Participant's account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 9 below.  Any other amounts left over in a Participant's account after a Purchase Date shall be returned to the Participant.  Except as provided in Sections 8 and 21 below, the Shares purchased upon exercise of Purchase Rights hereunder shall be deemed to be transferred to the Participant on the Purchase Date.  During his or her lifetime, a Participant's right to purchase Shares hereunder is exercisable only by him or her.

8.            Delivery.  As promptly as practicable after the Purchase Date at the conclusion of an Offering Period, the number of Shares purchased by each Participant upon exercise of his or her Purchase Rights shall be deposited into an account established in the Participant's name with the Designated Broker.

9.            Voluntary Withdrawal; Termination of Employment.

(a)            A Participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan during an Offering Period at any time prior to the Purchase Date at the conclusion of that offering Period by giving written notice to the Company's Human Resources Department.  All of the Participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her Purchase Rights for the current Offering will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period in question.

(b)            If an Eligible Employee elects to participate in an Offering and his or her Continuous Employment with the Company or a Designated Subsidiary subsequently terminates for any reason, including retirement or death, during the applicable Offering Period (but prior to the Purchase Date at the conclusion of that Offering), the Contributions credited to his or her account during the Offering Period will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 13 below, and his or her Purchase Rights with respect to that Offering will automatically terminate.

(c)            A Participant's withdrawal from an Offering will not have any effect upon his or her eligibility to participate in a succeeding Offering or in any similar plan that may hereafter be adopted by the Company.

10.            Interest.  No interest shall accrue on the Contributions of a Participant in the Plan.

11.            Stock.

(a)            Subject to adjustment as provided in Section 17(a) below, the maximum number of Shares which shall be made available for sale under the Plan shall be one million (1,000,000) Shares.  If the Committee determines that, on a given Purchase Date, the number of Shares with respect to which Purchase Rights are to be exercised may exceed the number of Shares available for sale under the Plan on such Purchase Date, the Committee may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Purchase Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising rights to purchase Common Stock on such Purchase Date.  The Company may make pro rata allocation of the Shares available pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company's shareholders subsequent to such Offering Date.

(b)            No Participant shall have any interest or voting rights in Shares covered by his or her Purchase Rights until such rights have been exercised and the Shares have been issued.

(c)            Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

12.            Administration.  The Board, or a Committee of the Board named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.  To the extent the Board has delegated authority to a Committee, the Board may revoke that delegation at any time.  Unless the context otherwise requires, if the Board has delegated authority to a Committee, all references in this Plan to the Board shall be deemed to include the Committee.

13.            Designation of Beneficiary.

(a)            A Participant may designate a beneficiary who is to receive any Shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death on or subsequent to the close of an Offering Period but prior to delivery to the Participant of such Shares and cash.  In addition, a Participant may designate a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to the Purchase Date of an Offering.  Beneficiary designations under this Section 13(a) shall be made in writing (or through an electronic medium) in accordance with procedures approved by the Company's Human Resources Department.

(b)            Such Beneficiary designations may be changed in writing (or through an electronic medium) by the Participant in accordance with procedures approved by the Company's Human Resources Department.

(c)            In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(d)            No beneficiary shall, prior to the death of the Participant by whom such beneficiary has been designated, acquire any interest in the Shares or cash credited to the Participant under the Plan.

14.            Transferability.  Neither Contributions credited to a Participant's account nor any Purchase Rights or other rights to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13 above) by the Participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 9 above.

15.            Use of Funds.  All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

16.            Account Maintenance and Reports.  For administrative convenience, the Company will establish non‑interest bearing, individual accounts for each Participant in the Plan with one or more brokerage firms designated by the Company (the "Designated Broker").  All Shares purchased by a Participant under the Plan and all earnings from or with respect to those Shares will be credited to the Participant's account under the Plan.  Each Participant's account will be reduced by all distributions and expenditures from the account and any account‑related expenses not paid by the Company.  Unless and until the Board otherwise determines, the Company will pay all annual fees and other costs of maintaining such accounts ("Account Fees") on behalf of each Participant while they remain an Employee, excluding commissions on sales of Shares from the account which shall be the sole responsibility of the selling Participant.  Upon termination of a Participant's Continuous Employment with the Company or a Designated Subsidiary, the Company shall no longer pay any Account Fees, transfer costs or other fees and costs with respect to such Participant's account and the Participant may either (a) continue the account in his or her own name and at his or her sole expense (including the liability for all Account Fees); or (b) at his or her sole expense transfer the cash and whole Shares held in such account to an account at another brokerage firm or financial institution designated by the Participant.  To consummate such a transfer, a former Employee must submit a transfer request to the Designated Broker in accordance with such transfer procedures as are established by that Designated Broker from time to time.  If a former Employee requests a transfer of the assets from his or her account to another brokerage firm or financial institution, any fractional shares held in the account shall if requested by the Company be sold to or otherwise cashed out by the Company for their Fair Market Value as soon as reasonably practicable following receipt of the transfer request, such that only whole Shares and cash may be transferred.  Statements of account will be provided to Participants by the Company or the Designated Broker at least annually, which statements will set forth the amounts of Contributions, the number of Shares purchased and the remaining cash balance, if any.  The Company has no fiduciary or other obligations with respect to the investment or custody of the accounts.

17.            Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)            Adjustment.  Subject to any required action by the shareholders of the Company, the number of Shares covered by each Purchase Right under the Plan that has not yet been exercised and the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under Purchase Rights (collectively, the "Reserves"), as well as the maximum number of Shares of Common Stock that may be purchased by a Participant in an Offering Period, the number of shares of Common Stock set forth in Section 11(a) above, and the price per Share of Common Stock covered by each Purchase Right under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares during an Offering Period resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to Purchase Rights.

(b)            Corporate Transactions.  In the event of a dissolution or liquidation of the Company, the Offering and Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board.  In the event of a Corporate Transaction, each Purchase Right outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation.  In the event that the successor corporation refuses to assume or substitute for outstanding options, the Offering and Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the "New Purchase Date"), as of which date the Offering and Offering Period then in progress will terminate.  The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each Participant in writing (or through an electronic medium), at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her Purchase Right has been changed to the New Purchase Date and that his or her Purchase Right will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering as provided in Section 9 above.  For purposes of this Section 17, Purchase Rights granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of Purchase Rights under the Plan would be entitled to receive upon exercise of those rights the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the Purchase Rights at such time (after giving effect to any adjustments in the number of Shares covered by the rights as provided for in this Section 17); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of Purchase Rights to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

(c)            The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the Purchase Price per Share of Common Stock covered by each outstanding Purchase Right, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company's being consolidated with or merged into any other corporation.

18.            Amendment or Termination.

(a)            The Board may at any time and for any reason terminate or amend the Plan.  Except as provided in Sections 17 and 21, no such termination of the Plan may affect Purchase Rights previously granted, provided that the Plan or an Offering may be terminated by the Board on a Purchase Date or by the Board's setting a new Purchase Date with respect to an Offering then in progress if the Board determines that termination of the Plan and/or the Offering is in the best interests of the Company and the shareholders or if continuation of the Plan and/or the Offering would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan.  Except as provided in Section 17 above and in this Section 18, no amendment to the Plan shall make any change in any Purchase Right previously granted that adversely affects the rights of any Participant.  In addition, to the extent necessary to comply with the rules of the NYSE or any other securities exchange or market system on which Shares are listed or quoted, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

(b)            Without shareholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Committee, pursuant to its administrative authority granted under Section 12, shall be entitled to permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with the Plan.

19.            Notices.  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20.            Conditions Upon Issuance of Shares.  Shares shall not be issued under the Plan with respect to any Purchase Rights unless the exercise of such rights and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of the NYSE and any stock exchange upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  As a condition to the exercise of rights and issuance or Shares, the Company may require the person exercising such rights to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

21.            Term of Plan.  Upon approval by the Board, the Plan shall become effective for Offering Periods beginning on and after June 1, 2017.  It shall continue in effect until all of the Shares of Common Stock set forth in Section 11 hereof are exhausted or such earlier time as the Plan is terminated pursuant to Section 18 hereof.

22.            Additional Restrictions of Rule 16b‑3.  The terms and conditions of Purchase Rights granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b‑3.  This Plan shall be deemed to contain, and such rights shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b‑3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

23.            Governing Law and Choice of Law.  This Plan and all Purchase Rights hereunder shall be interpreted and construed according to the laws of the State of Utah, without giving effect to any conflict of laws provisions.  In the event any person initiates legal action based upon a dispute or claim arising out of this Plan or any Award Agreement, such action shall be exclusively brought before and decided by a state court or U.S. District Court in the State of Utah.

24.            Non‑U.S. Participants.  The Committee shall have the power and authority to designate a portion of the Plan that is not intended to comply with Section 423 of the Code and to allow any of the Company's Subsidiaries other than Designated Subsidiaries to adopt and join in such portion of the Plan so that employees of such Subsidiaries who work or reside outside of the United States have an opportunity to acquire Shares of Common Stock in accordance with such special terms and conditions as the Committee may establish from time to time, which terms and conditions may modify the terms and conditions of the Plan set forth elsewhere in this Plan.  Without limiting the authority of the Committee, the special terms and conditions which may be established with respect to any foreign country, and which need not be the same for all foreign countries, include but are not limited to the right to participate, procedures for elections to participate, the payment of any interest with respect to amounts received from or credited to accounts held for the benefit of participants, the purchase price of any Shares to be acquired, the length of any Offering Period, the maximum amount of contributions, credits or Shares of Common Stock which may be acquired by any participating employees, and a participating employee's rights in the event of his or her death, disability, withdrawal from participation in the purchase of Shares of Common Stock hereunder, or termination of employment.  Any purchases made pursuant to the provisions of this Section 24 shall not be subject to the requirements of Section 423 of the Code.

IN WITNESS WHEREOF, the Company has caused this Plan document to be executed by its duly authorized officer this _____ day of _______________, 2017.

FRANKLIN COVEY CO.

By:

Name:
 Title:

Schedule 1
Designated Subsidiaries

Franklin Development Corporation  (a Utah corporation)
Franklin Covey Travel, Inc.  (a Utah corporation)
Franklin Covey Client Sales, Inc. (a Utah corporation)